EXHIBIT 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

* * * * *

Aventine Renewable Energy Holdings, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

1. (a) The present name of the Corporation is Aventine Renewable Energy Holdings, Inc.;

(b) The name under which the Corporation was originally incorporated is CP RS Holdings, Inc. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is February 10, 2003 and an amended and restated Certificate of Incorporation of the Corporation was filed on May 28, 2003;

2. The Amended and Restated Certificate of Incorporation herein certified has been duly adopted by the stockholders in accordance with the provisions of §§ 228, 242, and 245 of the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (the “Delaware Law”). Prompt written notice of the adoption of the amendments and of the restatement of the Certificate of Incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in § 228 of the Delaware Law;

3. This Certificate shall become effective upon the filing of this Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware; and

4. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

FIRST: The name of the Corporation is Aventine Renewable Energy Holdings, Inc.

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, City of

Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (“Delaware Law”).

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 235,000,000, consisting of 185,000,000 shares of Common Stock, par value $0.001 per share (the “Common Stock”), and 50,000,000 shares of Preferred Stock, par value $0.001 per share (the “Preferred Stock”).

The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Law.

FIFTH: Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designations relating to any series of Preferred Stock) or pursuant to Delaware Law.

SIXTH: (1) The business and affairs of the Corporation shall vest in the Board of Directors.

(2) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2006 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the 2007 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2008 annual meeting.

Notwithstanding the foregoing, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

(3) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

(4) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors may be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

(5) Any director or the entire Board of Directors may be removed, with cause, at any time by the affirmative vote of the holders of not less than 85% of the total voting power of all outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

(6) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and such directors so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided therein.

SEVENTH: (1) Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide.

(2) Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the holders of outstanding capital stock (or, if determined by the Board of Directors, by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted) delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and Delaware Law to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to the Corporation as provided in this ARTICLE SEVENTH.

EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

(1) The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation, subject to and in compliance with the terms of such bylaws.

(2) The books of the Corporation may be kept at such place within or without the State of Delaware as the bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

NINTH: The Corporation expressly elects not to be governed by Section 203 of Delaware Law.

TENTH: (1) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

(2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (each, an “Indemnified Person”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law, except as may otherwise be provided in any written agreement between such Indemnified Person and the Corporation. The right to indemnification conferred in this ARTICLE TENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE TENTH shall be a contract right.

(b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

(3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under Delaware Law.

(4) The rights and authority conferred in this ARTICLE TENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

(5) Neither the amendment nor repeal of this ARTICLE TENTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE TENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

ELEVENTH: The Corporation, subject to and in compliance with the above ARTICLE TENTH, reserves the right to amend this Amended and Restated Certificate of Incorporation in any manner permitted by Delaware Law and all rights and powers conferred herein on stockholders, directors and officers, if any, are subject to this reserved power.

TWELFTH: Notwithstanding any provision herein to the contrary, in connection with any acquisition of Common Stock (and/or any other voting securities of the Corporation) as to which the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), would, but for this paragraph, be applicable, any person or entity (as defined under the HSR Act) acquiring such Common Stock (and/or other voting securities of the Corporation) shall have no right to vote such Common Stock or voting securities until such person or entity has complied with the filing and waiting period requirements of the HSR Act.

THIRTEENTH: (1) The Corporation’s officers and directors, who are also directors, officers, employees or consultants of Metalmark Capital LLC or its Affiliates or portfolio companies, excluding the Corporation (collectively, the “Unrestricted Persons”) shall not have a duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation, and no Unrestricted Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities. If an Unrestricted Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, such Unrestricted Person shall have no duty to communicate or offer such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of the fact that such corporate opportunity is not communicated or offered to the Corporation. The term “Affiliate” as used in this Article THIRTEENTH shall have the meaning set forth in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

(2) Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE THIRTEENTH.

(3) This ARTICLE THIRTEENTH shall automatically terminate and be of no further force and effect at such time as Aventine Renewable Energy Holdings, LLC and all Unrestricted Persons in the aggregate directly or indirectly own less than 5% of the Corporation’s outstanding Common Stock.

FOURTEENTH: Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of not less than 85% of the issued and outstanding shares of the capital stock of the Corporation entitled to vote in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with Articles SIXTH, THIRTEENTH and FOURTEENTH.

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be duly executed in its corporate name by its duly authorized officer.

Dated: , 2005

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

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